Exhibit T3B-34

CORPORATIONS ACT 2001

A PROPRIETORY COMPANY LIMITED BY SHARES

CONSTITUTION

OF

WEATHERFORD AUSTRALIA PTY LIMITED

A.C.N. 008 947395

Incorporated on 25 DECEMBER 1980

ANNEX A

Constitution of Weatherford Australia Pty Ltd

ACN 008 947 395

Blake Dawson

Level 32, Exchange Plaza

2 The Esplanade

Perth WA 6000

Australia

T 61 8 9366 8000

F 61 8 9366 8111

Reference

MRM LLF 09 1428 3549

© Blake Dawson 2007

Blake Dawson

Contents

1.	PRELIMINARY		4

	1.1	Proprietary company	4
	1.2	Replaceable rules	4
	1.3	Definitions	4
	1.4	Interpretation of this document	5

2.	DIRECTORS		5

	2.1	Number of Directors	5
	2.2	Appointment and removal of Directors	6
	2.3	No share qualification	6
	2.4	Cessation of Director’s appointment	6
	2.5	Too few Directors	6

3.	ALTERNATES		6

	3.1	Appointment of Alternates	6
	3.2	Obligations and entitlements of Alternates	7

4.	POWERS OF THE BOARD		7

	4.1	Powers generally	7
	4.2	Exercise of powers	7

5.	EXECUTING NEGOTIABLE INSTRUMENTS		7

6.	MANAGING DIRECTOR		8

	6.1	Appointment and power of Managing Director	8
	6.2	Termination of appointment of Managing Director	8

7.	DELEGATION OF BOARD POWERS		8

	7.1	Power to delegate	8
	7.2	Power to revoke delegation	8
	7.3	Terms of delegation	8
	7.4	Proceedings of committees	8

8.	DIRECTORS’ DUTIES AND INTERESTS		9

	8.1	Compliance with duties under the Act	9
	8.2	Director can hold other offices etc.	9
	8.3	Disclosure of interests	9
	8.4	Director interested in a matter	9
	8.5	Agreements with third parties	9
	8.6	Directors acting in the best interests of the Holding Company	9

9.	DIRECTORS’ REMUNERATION AND EXPENSES		10

	9.1	Directors’ remuneration	10
	9.2	Directors’ expenses	10

10.	OFFICERS’ INDEMNITY AND INSURANCE		10

	10.1	Indemnity	10

	10.2	Former Officers	11
	10.3	Insurance	11
	10.4	Deeds	11

11.	BOARD MEETINGS		11

	11.1	Convening Board meetings	11
	11.2	Use of technology	11
	11.3	Quorum	11
	11.4	Majority decisions	11
	11.5	Written resolution	12
	11.6	Additional provisions about written resolutions	12
	11.7	Valid proceedings	12
	11.8	Only 1 Director	12

12.	MEETINGS OF MEMBERS		12

	12.1	Calling a meeting of members	12
	12.2	Notice of meeting	12
	12.3	Short notice	13
	12.4	Member present at meeting	13
	12.5	Quorum	13
	12.6	Method of voting	13

13.	RESOLUTIONS WITHOUT MEETINGS		13

	13.1	Written resolutions	13
	13.2	Signature of resolutions	14

14.	SECRETARY		14

15.	MINUTES		14

16.	COMPANY SEALS		14

	16.1	Common seal	14
	16.2	Use of seals	14
	16.3	Fixing seals to documents	14

17.	FINANCIAL REPORTS AND AUDIT		15

	17.1	Company to keep financial records	15
	17.2	Financial reporting	15
	17.3	Audit	15

18.	SHARES		15

	18.1	Issue at discretion of Board	15
	18.2	Preference and redeemable preference shares	15

19.	CERTIFICATES		15

20.	PARTLY PAID SHARES		16

	20.1	Fixed instalments	16
	20.2	Classes of shares	16
	20.3	Forfeiture	16
	20.4	Disposal and re-issue of forfeited shares	16

21.	DIVIDENDS		16

	21.1	Accumulation of reserves	16
	21.2	Dividends must be paid out of profits	17
	21.3	Payment of dividends	17
	21.4	Amount of dividend	17
	21.5	Dividends in kind	17
	21.6	Payment of dividend by way of securities in another corporation	17

22.	TRANSFER OF SHARES		17

	22.1	Instrument of transfer	17
	22.2	Refusal to register transfer	18
	22.3	Transferor remains holder until transfer registered	18

23.	SHARE CAPITAL		18

	23.1	Capitalisation of profits	18
	23.2	Conversion of shares	18
	23.3	Reduction of capital	18
	23.4	Payments in kind	18
	23.5	Payment in kind by way of securities in another corporation	19
	23.6	Variation of rights	19

24.	WINDING UP		19

	24.1	Entitlement of members	19
	24.2	Distribution of assets generally	19
	24.3	No distribution of liabilities	19
	24.4	Distribution not in accordance with legal rights	20

25.	NOTICES		20

	25.1	Notices by Company	20
	25.2	Business days	20

CONSTITUTION OF

WEATHERFORD AUSTRALIA PTY LTD
ACN 008 947 395

1.                                 PRELIMINARY

1.1                          Proprietary company

The Company is a proprietary company and must comply with section 113.

1.2                        Replaceable rules

The replaceable rules referred to in section 141 do not apply to the Company and are replaced by the rules set out in this document.

1.3                        Definitions

The following definitions apply in this document.

Act means the Corporations Act 2001 (Cth).

Alternate means an alternate Director appointed under rule 3.1.

Appointor in relation to an Alternate, means the Director who appointed the Alternate.

Board means the Directors acting collectively under this document.

Company means the company named at the beginning of this document whatever its name is for the time being.

Director means a person who is, for the time being, a director of the Company including, where appropriate, an Alternate.

dividend includes bonus.

Executive Director means a Director who is an employee of the Company or who acts in an executive capacity for the Company under a contract for services and includes a Managing Director.

Holding Company means the Company’s ultimate holding company, as defined in section 9.

Listed Corporation means a corporation admitted to the official list of ASX Limited.

Listing Rules means the official listing rules of ASX Limited.

Managing Director means a managing director appointed under rule 6.1.

member means a person whose name is entered in the Register as the holder of a share.

Officer means a director or secretary of the Company.

ordinary resolution means a resolution passed at a meeting of members by a majority of the votes cast by members entitled to vote on the resolution.

Register means the register of members kept as required by sections 168 and 169.

Secretary means, during the term of that appointment, a person appointed as a secretary of the Company under rule 14.

special resolution has the meaning given by section 9.

1.4                        Interpretation of this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)                       A reference to:

(i)                                     legislation (including subordinate legislation) is to that legislation as amended, modified in relation to the Company, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)                                  a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)          a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)                              anything (including a right, obligation or concept) includes each part of it.

(b)                       A singular word includes the plural, and vice versa.

(c)                        If a word is defined, another part of speech has a corresponding meaning.

(d)                       If an example is given of anything (including a right or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(e)                        The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(f)                         A reference to something being written or in writing includes that thing being represented or reproduced in any mode in a visible form.

(g)                        A word or term (other than a word or term defined in rule 1.3) which is defined by the Act has the same meaning in this document where it relates to the same matters as the matters for which it is defined in the Act.

(h)                       A reference to a Chapter, Part, Division, or section is a reference to a Chapter, Part, Division or section of the Act.

2.                               DIRECTORS

2.1                          Number of Directors

Not counting Alternates, the Company must have:

(a)                       at least 2 Directors; and

(b)                       until otherwise decided by ordinary resolution, not more than 6 Directors.

2.2                          Appointment and removal of Directors

By notice to the Company, the Holding Company may:

(a)                            subject to the maximum number of Directors for the time being fixed under rule 2.1 not being exceeded, appoint a person to be a Director either to fill a casual vacancy or as an addition to the Board; and

(b)                            remove a Director from office, whether or not that Director’s appointment was expressed to be for a specified period.

2.3                        No share qualification

A Director need not be a member.

2.4                        Cessation of Director’s appointment

A person automatically ceases to be a Director if the person:

(a)                            is not permitted by the Act (or an order made under the Act) to be a director;

(b)                            becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

(c)                             becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)                            fails to attend (either personally or by an Alternate) 4 consecutive Board meetings (not including meetings of a committee of the Board) without leave of absence from the Board;

(e)                             resigns by notice in writing to the Company;

(f)                              is removed from office under rule 2.2;

(g)                             is a Managing Director and ceases to hold that office; or

(h)                            was appointed to the office for a specified period and that period expires.

2.5                        Too few Directors

If the number of Directors is reduced below the minimum required by rule 2.1, the continuing Director may only act as the Board:

(a)                            to appoint a person or persons approved by the Holding Company to ensure the minimum number of Directors is met;

(b)                            to convene a meeting of members; and

(c)                             in emergencies.

3.                               ALTERNATES

3.1                          Appointment of Alternates

A Director (other than an Alternate):

(a)                            may appoint a person approved by the Holding Company to act as Alternate for a specified period or each time the Appointor is unable to attend a Board meeting or act as a Director;

(b)                            may revoke the appointment whether or not that appointment is for a specified period; and

(c)                             must appoint, and revoke the appointment of, any Alternate in writing.

The appointment or revocation is not effective until a copy is provided to the Company. If the Appointor ceases to be a Director, any appointment of an Alternate made by the Appointor immediately ceases.

3.2                     Obligations and entitlements of Alternates

An Alternate:

(a)                            may attend and vote in place of the Appointor at a Board meeting at which the Appointor is not present;

(b)                            if also a Director, has a separate right to vote as Alternate;

(c)                             if Alternate for more than 1 Appointor, has a separate right to vote in place of each Appointor;

(d)                            when acting as Alternate, is an officer of the Company and subject to all the duties, and entitled to exercise all the powers and rights, of the Appointor as a Director; and

(e)                             is entitled to reasonable travelling, accommodation and other expenses incurred in attending meetings of the Board or of the Company or while otherwise engaged on the business of the Company on the same basis as other Directors but is not entitled to any other remuneration from the Company.

4.                                 POWERS OF THE BOARD

4.1                          Powers generally

Except as otherwise required by the Act, any other applicable law, or this document, the Board has power to manage the business of the Company.

4.2                          Exercise of powers

A power of the Board can be exercised only:

(a)                            by resolution passed at a meeting of the Board or otherwise in accordance with rule 11; or

(b)                            in accordance with a delegation of the power under rule 6 or 7.

5.                                 EXECUTING NEGOTIABLE INSTRUMENTS

Any two directors of the Company, or if the Company has one director, that director, may execute, accept or endorse negotiable instruments on behalf of the Company. The Board may determine that negotiable instruments be executed, accepted or endorsed in a different way, in which case the Company may execute, accept or endorse negotiable instruments only in the manner for the time being decided by the Board.

6.                                 MANAGING DIRECTOR

6.1                          Appointment and power of Managing Director

The Board may, with the Holding Company’s approval, appoint 1 or more persons to be a Managing Director either for a specified term or without specifying a term. Subject to this document, a Managing Director has all the duties, and can exercise all the powers and rights, of a Director.

The Board may delegate any of the powers of the Board to a Managing Director:

(a)                            on the terms and subject to any restrictions the Board decides; and

(b)                            so as to be concurrent with, or to the exclusion of, the powers of the Board,

and may revoke the delegation at any time.

This rule does not limit rule 7.

6.2                          Termination of appointment of Managing Director

The appointment of a Managing Director terminates if:

(a)                                 the Managing Director ceases for any reason to be a Director; or

(b)                                 the Board removes the Managing Director from that office (which, without affecting the rights of the Managing Director under any contract between the Company, or the Holding Company, and the Managing Director, the Board has power to do), whether or not the appointment was expressed to be for a specified term.

7.                                 DELEGATION OF BOARD POWERS

7.1                          Power to delegate

The Board may delegate any of its powers as permitted by section 198D.

7.2                          Power to revoke delegation

The Board may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period.

7.3                          Terms of delegation

A delegation of powers under rule 7.1 may be made:

(a)                            for a specified period or without specifying a period; and

(b)                            on the terms (including power to further delegate) and subject to any restrictions the Board decides.

A document of delegation may contain the provisions for the protection and convenience of those who deal with the delegate that the Board thinks appropriate.

7.4                          Proceedings of committees

Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, to the greatest extent practical, governed by the rules of this document that regulate the meetings and proceedings of the Board.

8.                                 DIRECTORS’ DUTIES AND INTERESTS

8.1                          Compliance with duties under the Act

Each Director must comply with sections 180 to 183.

8.2                          Director can hold other offices etc.

A Director may:

(a)                            hold any office, or position of profit or employment, other than with the Company’s auditor;

(b)                            be a member of any corporation (including the Company) or partnership other than the Company’s auditor;

(c)                             be a creditor of any corporation (including the Company) or partnership; or

(d)                            enter into any agreement with the Company.

8.3                        Disclosure of interests

Each director must comply with section 191.

8.4                        Director interested in a matter

If a Director has an interest in a matter that relates to the affairs of the Company and either the Director discloses the interest under section 191 or it is not required to be disclosed under section 191:

(a)                            the Director may be counted in a quorum at a Board meeting that considers, and may vote on, any matter that relates to the interest;

(b)                            the Company may proceed with any transaction that relates to the interest and the Director may participate in the execution of any relevant document by or on behalf of the Company;

(c)                             the Director may retain benefits under the transaction even though the Director has the interest; and

(d)                            the Company cannot avoid the transaction merely because of the existence of the interest.

If the interest is required to be disclosed under section 191, paragraph (c) applies only if it is disclosed before the transaction is entered into.

8.5                        Agreements with third parties

The Company cannot avoid an agreement with a third party merely because a Director:

(a)                            fails to make a disclosure of an interest; or

(b)                            is present at, or counted in the quorum for, a meeting that considers or votes on that agreement.

8.6                        Directors acting in the best interests of the Holding Company

If the Company is a wholly-owned subsidiary of the Holding Company, a Director is authorised to act in the best interests of the Holding Company if:

(a)                            the Director acts in good faith in the best interests of the Holding Company; and

(b)                            the Company is not insolvent at the time the Director acts and does not become insolvent because of the Director’s act.

9.                                 DIRECTORS’ REMUNERATION AND EXPENSES

9.1                          Directors’ remuneration

Subject to any contract between a Director and the Company or the Holding Company (and if the Company is a subsidiary of a Listed Corporation, to the Listing Rules), the Holding Company may fix each Director’s remuneration, if any, by notice to the Company. A director’s remuneration may consist of salary, bonuses, commission on profits or dividends, participation in profits, or any other elements.

If the Company is a subsidiary of a Listed Corporation, it must not pay Directors remuneration calculated as a commission on, or as a percentage of, profits or operating revenue.

9.2                          Directors’ expenses

The Company may pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

(a)                            in attending meetings of the Company, the Board, or a committee of the Board;

(b)                            on the business of the Company; or

(c)                             in carrying out duties as a Director.

10.                          OFFICERS’ INDEMNITY AND INSURANCE

10.1                   Indemnity

To the extent permitted by the Act, the Trade Practices Act 1974 (Cth) and any other applicable law:

(a)                            the Company must, to the extent the Officer is not otherwise indemnified, indemnify every Officer of the Company and its wholly-owned subsidiaries against:

(i)                                a Liability incurred as such an Officer to a person (other than the Company or a related body corporate); and

(ii)                             Legal Costs incurred by the Officer; and

(b)                            the Company may make a payment (whether by way of advance, loan or otherwise) in respect of Legal Costs incurred by the Officer.

In this rule:

(c)                             Liability means a liability of any kind, whether it is present, future, fixed or unascertained, actual or contingent and includes costs, damages and expenses.

(d)                            Legal Costs means legal costs on a full indemnity basis incurred in:

(i)                                defending an action in respect of an alleged or actual Liability referred to in paragraph 10.1(a)(i); or

(ii)        in resisting or responding to actions taken by a government agency or liquidator against the Officer in respect of acts or omissions as such an Officer.

10.2                   Former Officers

The indemnity under rule 10.1 is a continuing indemnity and applies in respect of all acts done by a person while an Officer of the Company or any of its wholly-owned subsidiaries, or omissions occurring during that period, even though the person is not an Officer at the time the claim is made.

10.3                   Insurance

To the extent permitted by the Act and any other applicable law, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

10.4                   Deeds

To the extent permitted by the Act, the Trade Practices Act 1974 (Cth) and any other applicable law, the Company may, without limiting a person’s rights under this rule 10, enter into an agreement with a person who is or has been an Officer of the Company or any of the Company’s subsidiaries, to give effect to the rights of the person under this rule 10 on any terms and conditions that the Board thinks fit.

11.                          BOARD MEETINGS

11.1                   Convening Board meetings

A Director may at any time, and the Secretary must on request from a Director, convene a Board meeting. The convenor must give reasonable notice to those entitled to attend, but failure to give notice to, or non-receipt of notice by, a Director does not result in a Board meeting being invalid.

11.2                   Use of technology

A Board meeting may be held using any means of audio or audio-visual communication by which each participating Director can hear and be heard by each other participating Director or in any other way permitted by section 248D. A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of 2 or more places, at the place where the chairman of the meeting is located.

11.3                   Quorum

Unless the Board decides otherwise, the quorum for a Board meeting is 2 Directors and a quorum must be present for the whole meeting. An Alternate who is also a Director or a person who is an Alternate for more than 1 Appointor may only be counted once toward a quorum. A Director is treated as present at a meeting held by audio or audio-visual communication if the Director is able to hear and be heard by all others attending. If a meeting is held in another way permitted by section 248D, the Board must resolve the basis on which Directors are treated as present.

11.4                   Majority decisions

A resolution of the Board must be passed by a majority of the votes cast by Directors entitled to vote on the resolution. The chairman of a Board meeting does not have a second or casting vote. If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

11.5               Written resolution

If all the Directors entitled to receive notice of a Board meeting and to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document, a Board resolution in those terms is passed at the time when the last Director signs the document.

11.6              Additional provisions about written resolutions

For the purpose of rule 11.5:

(a)                            2 or more separate documents in identical terms, each of which is signed by 1 or more Directors, are treated as 1 document;

(b)                            signature of a document by an Alternate is not required if the Appointor of that Alternate has signed the document;

(c)                             signature of a document by the Appointor of an Alternate is not required if that Alternate has signed the document in that capacity; and

(d)                            a facsimile or electronic message containing the text of the document expressed to have been signed by a Director and sent to the Company is a document signed by that Director at the time of its receipt by the Company.

11.7               Valid proceedings

Each resolution passed or thing done by, or with the participation of, a person acting as a Director or member of a committee is valid even if it is later discovered that:

(a)                            there was a defect in the appointment of the person; or

(b)                            the person was disqualified from continuing in office, voting on the resolution or doing the thing done.

11.8               Only 1 Director

If the Company has only 1 Director and the Director is acting under rule 2.5:

(a)                            rules 11.1 to 11.7 do not apply;

(b)                            a written record signed by that Director has effect as a resolution.

12.                      MEETINGS OF MEMBERS

12.1              Calling a meeting of members

The Board:

(a)                            may at any time; and

(b)                            must if required by section 249D or by order made under section 249G,

convene a meeting of members or a class of members.

12.2               Notice of meeting

Subject to rule 12.3, at least 21 days’ written notice of a meeting of members or a class of members must be given individually to each member entitled to vote at the meeting, to each Director (other than an Alternate) and to the auditor (if any). Subject to any regulation made under section 249LA, the notice of meeting must comply with section 249L and may be given in any manner permitted by section 249J(3).

12.3                   Short notice

Subject to section 249H(4), a resolution may be proposed and passed at a meeting of which less than 21 days’ notice has been given if all the members entitled to attend and vote agree to the shortened notice.

12.4                   Member present at meeting

A member that is a body corporate may appoint an individual to act as its representative at meetings of members as provided in section 250D. A member may appoint a proxy in accordance with section 249X and sections 249Y(3), 250A, 250B and 250D apply to the appointment. If a member has appointed a proxy or attorney or (in the case of a member which is a body corporate) a representative to act at a meeting of members, that member is taken to be present at a meeting at which the proxy, attorney or representative is present.

12.5                   Quorum

Subject to section 249B, the quorum for a meeting of members is 2 members each of whom has the right to be present, and to vote on at least 1 item of business to be considered, at the meeting. Each individual present may only be counted once toward a quorum. If a member has appointed more than 1 proxy or representative, only 1 of them may be counted toward a quorum.

12.6                   Method of voting

Unless a poll is demanded in accordance with section 250L, a resolution put to the vote at a members’ meeting must be decided on a show of hands. Subject to section 250A(4), and the terms on which shares are issued:

(a)                       on a show of hands:

(i)                                if a member has appointed 2 proxies, neither of those proxies may vote;

(ii)                             a member who is present and entitled to vote, and is also a proxy, attorney or representative of another member, has 1 vote; and

(iii)                          subject to paragraphs (a)(i) and (a)(ii), every individual present who is a member, or a proxy, attorney or representative of a member, entitled to vote has 1 vote; and

(b)                       on a poll, a member has 1 vote for every share held.

The chairman of a members’ meeting does not have a second or casting vote. If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

13.                          RESOLUTIONS WITHOUT MEETINGS

13.1                   Written resolutions

Subject to section 249A(1), the Company may pass a resolution without a general meeting being called or held if the resolution is set out in a document, and the document is signed:

(a)                       if the Company has only 1 member, in the manner set out in section 249B; or

(b)                       if the Company has more than 1 member, in the manner set out in section 249A.

13.2                   Signature of resolutions

The Company may treat a document on which a facsimile or electronic signature appears, or which is otherwise acknowledged by a member in a manner satisfactory to the Board, as being signed by that member.

14.                          SECRETARY

The Board may:

(a)                            appoint 1 or more individuals to be a Secretary either for a specified term or without specifying a term; and

(b)                            remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

15.                          MINUTES

The Board must cause the Company to keep minutes of:

(a)                            proceedings and resolutions of the Board and the Company’s members;

(b)                            declarations made by a single Director under rule 11.8; and

(c)                             disclosures and notices of Directors’ interests,

in accordance with sections 191, 192 and 251A.

16.                          COMPANY SEALS

16.1                   Common seal

The Board:

(a)                            may decide whether or not the Company has a common seal; and

(b)                            is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under section 123(2).

16.2                   Use of seals

The common seal and duplicate seal (if any) may only be used with the authority of the Board. The Board may only authorise the use of a seal that complies with section 123.

16.3                   Fixing seals to documents

The fixing of the common seal, or any duplicate seal, to a document must be witnessed:

(a)                            if there is only 1 Director and that Director is acting under rule 2.5 and is also the sole Secretary, by that person; or

(b)                            otherwise, by 2 Directors, or 1 Director and 1 Secretary; or

(c)                             (in either case) by any other signatories or in any other way (including the use of facsimile signatures) authorised by the Board.

If the fixing of the seal is witnessed in accordance with rule 16.3(a), a statement by the witness that the witness is the sole director and sole company secretary of the Company should appear next to the signature but the absence of that statement does not affect the validity of the execution.

17.                          FINANCIAL REPORTS AND AUDIT

17.1                   Company to keep financial records

The Board must cause the Company to keep written financial records that:

(a)                            correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

(b)                            would enable true and fair financial statements to be prepared and audited,

and must allow a Director to inspect those records at all reasonable times.

17.2                   Financial reporting

If required by Part 2M.3, the Board must cause the Company to prepare a financial report and a directors’ report that comply with that Part and must report to members in accordance with section 314 no later than the deadline set by section 315.

17.3                   Audit

Unless section 301(2) applies, the Board must cause the Company’s financial report (if any) for each financial year to be audited and obtain an auditor’s report. The eligibility, appointment, removal, remuneration, rights and duties of the auditor (if any) are regulated by Division 3 of Part 2M.3, Divisions 1 to 6 of Part 2M.4 and Part 9.2A.

18.                          SHARES

18.1                   Issue at discretion of Board

Subject to section 259C, the Board may, on behalf of the Company, issue, grant options over or otherwise dispose of unissued shares to any person on the terms, with the rights, and at the times the Board decides.

18.2                   Preference and redeemable preference shares

The Company may issue preference shares (including preference shares that are liable to be redeemed). The rights attached to preference shares are:

(a)                            unless other rights have been approved by special resolution of the Company, the rights set out in the schedule; or

(b)                            the rights approved by special resolution of the Company as applicable to those shares.

19.                          CERTIFICATES

The Company must issue a certificate of title to shares that complies with section 1070C and deliver it to the holder of those shares in accordance with section 1071H.

20.                          PARTLY PAID SHARES

20.1                   Fixed instalments

If a share is issued on the terms that some or all of the issue price is payable by instalments, the registered holder of the share must pay every instalment to the Company when due. If the registered holder does not do so, rules 20.3 and 20.4 apply as if the registered holder had failed to pay a call.

20.2                   Classes of shares

The Board may issue shares on terms as to the amount of calls to be paid and the time for payment of those calls which are different as between the holders of those shares. The Board may make different calls on different classes of shares.

20.3                   Forfeiture

At any time until a call is paid, the Board may give the relevant member a notice which requires the member to pay the amount called at a specified time and place.

If the requirements of the notice are not satisfied, the Board may forfeit the share in respect of which that notice was given (and all dividends, interest and other money payable in respect of that share and not actually paid before the forfeiture) by resolution passed before the call is paid.

The Company must promptly enter the forfeiture and its date in the Register.

20.4                   Disposal and re-issue of forfeited shares

A share forfeited under rule 20.3 immediately becomes the property of the Company and the Board, on behalf of the Company, may:

(a)                            re-issue the share with or without any money paid on it by any former holder credited as paid; or

(b)                            sell or otherwise dispose of the share, and execute and register a transfer of it,

to the person and on the terms it decides.

21.                          DIVIDENDS

21.1                   Accumulation of reserves

Before paying any dividend to members, the Board may:

(a)                            set aside out of profits of the Company reserves to be applied, in the Board’s discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides;

(b)                            carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

(c)                             do both.

21.2                   Dividends must be paid out of profits

The Company must not pay a dividend except out of profits of the Company. The Company does not incur a debt merely by fixing the amount or time for payment of a dividend. A debt arises only when the time fixed for payment arrives. The decision to pay a dividend may be revoked by the Board at any time before then. A resolution of the Board as to the amount of the Company’s profits and the amount of them available for dividend is conclusive.

21.3                   Payment of dividends

Subject to the Act, rules 21.2 and 21.4, and the terms of issue of shares, the Board may resolve to pay any dividend it thinks appropriate and fix the time for payment.

21.4                   Amount of dividend

Subject to the terms of issue of shares, the Company may pay a dividend on 1 class of shares to the exclusion of another class. Each share of a class on which the Board resolves to pay a dividend carries the right to participate in the dividend in the same proportion as the amount for the time being paid on the share bears to the total issue price of the share.

21.5                   Dividends in kind

The Board may resolve to pay a dividend in cash or satisfy it by distribution of specific assets (including shares or securities of any other corporation), the issue of shares or the grant of options. If the Board satisfies a dividend by distribution of specific assets, the Board may:

(a)                            fix the value of any asset distributed; and

(b)                            vest an asset in trustees.

21.6                   Payment of dividend by way of securities in another corporation

Where the Company satisfies a dividend by way of distribution of specific assets, being shares or other securities in another corporation, each member is taken to have agreed to become a member of that corporation and to have agreed to be bound by the constitution of that corporation. Each member also appoints each Director and each Secretary as its agent and attorney to:

(a)                            agree to the member becoming a member of that corporation;

(b)                            agree to the member being bound by the constitution of that corporation; and

(c)                             execute any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that member.

22.                          TRANSFER OF SHARES

22.1                   Instrument of transfer

A member may transfer a share by a document the form of which is permitted by law and which is signed by or on behalf of both the transferor and the transferee. The Company must not register a transfer that does not comply with this rule.

22.2                   Refusal to register transfer

The Board may, without giving any reason, refuse to register a transfer of shares and, subject to section 259C, must not register a transfer to a subsidiary of the Company. If the Board refuses to register a transfer, the Company must give the transferee notice of the refusal within 2 months after the date on which the transfer was delivered to the Company.

22.3                   Transferor remains holder until transfer registered

The transferor of a share remains the holder of it until the transfer is registered and the name of the transferee is entered in the Register in respect of the share.

23.                          SHARE CAPITAL

23.1                   Capitalisation of profits

The Company may capitalise profits, reserves or other amounts available for distribution to members. Subject to the terms of issue of shares, members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in dividends.

23.2                   Conversion of shares

Subject to Part 2H.1 and rules 18.2 and 23.6, the Company may convert:

(a)                            an ordinary share into a preference share;

(b)                            a preference share into an ordinary share; and

(c)                             by ordinary resolution, all or any of its shares into a larger or smaller number of shares.

23.3                   Reduction of capital

The Company may reduce its share capital:

(a)                            by reduction of capital in accordance with Division 1 of Part 2J.1;

(b)                            by buying back shares in accordance with Division 2 of Part 2J.1;

(c)                             in the ways permitted by sections 258E and 258F; or

(d)                            in any other way for the time being permitted by the Act.

23.4                   Payments in kind

Where the Company reduces its share capital in accordance with Division 1 of Part 2J.1, it may do so by way of payment of cash, distribution of specific assets (including shares or other securities in another corporation), or in any other manner permitted by law. If the reduction is by distribution of specific assets, the Board may:

(a)                            fix the value of any assets distributed;

(b)                            make cash payments to members on the basis of the value fixed so as to adjust the rights of members between themselves; and

(c)                             vest an asset in trustees.

23.5                   Payment in kind by way of securities in another corporation

Where the Company reduces its share capital by way of distribution of specific assets, being shares or other securities in another corporation, each member is taken to have agreed to become a member of that corporation and to have agreed to be bound by the constitution of that corporation. Each member also appoints each Director and each Secretary its agent and attorney to:

(a)                            agree to the member becoming a member of that corporation;

(b)                            agree to the member being bound by the constitution of that corporation; and

(c)                             execute any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that member.

23.6                   Variation of rights

If the Company issues different classes of shares, or divides issued shares into different classes, the rights attached to shares in any class may (subject to sections 246C and 246D) be varied or cancelled only:

(a)                            with the written consent of the holders of a majority of the issued shares of the class affected; or

(b)                            by ordinary resolution passed at a meeting of the holders of the issued shares of the class affected.

Subject to the terms of issue of shares, the rights attached to a class of shares are not treated as varied by the issue of further shares of that class.

24.                          WINDING UP

24.1                   Entitlement of members

Subject to the terms of issue of shares and this rule 24.1, the surplus assets of the Company remaining after payment of its debts are divisible among the members in proportion to the number of fully paid shares held by them. For this purpose, a partly paid share is counted as a fraction of a fully paid share equal to the proportion which the amount paid on it bears to the total issue price of the share.

24.2                   Distribution of assets generally

If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(a)                            divide the assets of the Company among the members in kind;

(b)                            for that purpose fix the value of assets and decide how the division is to be carried out as between the members and different classes of members; and

(c)                             vest assets of the Company in trustees on any trusts for the benefit of the members the liquidator thinks appropriate.

24.3                   No distribution of liabilities

The liquidator cannot compel a member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of the Company.

24.4               Distribution not in accordance with legal rights

If the liquidator decides on a division or vesting of assets of the Company under rule 24.2 which is not in accordance with the legal rights of the contributories, any contributory that would be prejudiced by it has a right to dissent and ancillary rights as if that decision were a special resolution passed under section 507.

25.                      NOTICES

25.1               Notices by Company

Unless this constitution provides otherwise, a notice is properly given by the Company to a person, or by the Holding Company to the Company, if it is in writing signed on behalf of the Company or the Holding Company (as the case requires and by original or printed signature) and either left at the addressee’s address or sent to the addressee by mail, fax or electronic message.

The notice is taken to have been received:

(a)                                 if delivered personally or sent by fax or electronic message:

(i)                               by 5 pm (local time in place of receipt) on a business day — on that day; or

(ii)                                  after 5 pm (local time in place of receipt) on a business day, or on a day that is not a business day — on the next business day; and

(b)                                 if sent by mail, 1 business day after posting.

A certificate in writing, signed by a Director or Secretary of the Company stating that a notice was delivered or sent, is conclusive evidence of service.

25.2               Business days

For the purposes of rule 25.1, a business day is a day that is not a Saturday, Sunday or public holiday in the place to which the notice is sent.

SCHEDULE

TERMS OF ISSUE OF PREFERENCE SHARES

1.                             Definitions

The following definitions apply in relation to a preference share issued under rule 18.2(a).

Dividend Amount for any Dividend Period means the amount calculated as where:

DA = Dividend Amount;

DR = Dividend Rate; and

N = number of days in the relevant Dividend Period.

Dividend Date means a date specified in the Issue Resolution on which a dividend in respect of that preference share is payable.

Dividend Period means:

(a)                            the period that begins on and includes the Issue Date and ends on and includes the day before the first Dividend Date after the Issue Date; and

(b)                            the period that begins on and includes each Dividend Date and ends on and includes the day before the next Dividend Date; and

(c)                             the period that begins on and includes the last Dividend Date and ends on and includes the day before the Redemption Date.

Dividend Rate means the rate specified in the Issue Resolution for the calculation of the amount of dividend to be paid on that preference share on any Dividend Date.

franked dividend means a distribution franked in accordance with section 202-5 of the Tax Act.

Issue Date means the date on which the share is issued.

Issue Resolution means the resolution passed under clause 2 of this schedule.

redeemable preference share means a preference share which the Issue Resolution specifies is liable to be redeemed:

at a fixed time or on the happening of a particular event;

(d)                            at the Company’s option; or

(e)                             at the holder’s option.

Redemption Amount in relation to a redeemable preference share means the amount specified in the Issue Resolution to be paid on redemption of that share.

Redemption Date in relation to a redeemable preference share, means the date on which the Issue Resolution requires the Company to redeem that share.

Tax Act means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), or both, as applicable.

2.                               Issue Resolution

If the Board resolves to issue a preference share, it must pass an Issue Resolution which specifies:

the Dividend Date;

(f)                              the Dividend Rate;

(g)                             whether dividends are cumulative or non-cumulative;

(h)                            the priority with respect to payment of dividends and repayment of capital over other classes of shares;

(i)                                whether the share is a redeemable preference share or not, and if so:

(i)                                the Redemption Amount; and

(ii)                             if the share is redeemable at the end of a fixed period, the Redemption Date, or otherwise the circumstances (if any) in which the share is redeemable at the option of the holder or of the Company, the way in which that option must be exercised and the way in which the resulting Redemption Date is ascertained, and may also specify that the dividend must be a franked dividend or must not be a franked dividend.

3.                               Franked dividends

If the Issue Resolution specifies that the dividend on preference shares must be a franked dividend, it may also specify:

the extent to which the dividend must be franked (within the meaning of the Tax Act); and

(j)                               the consequences of the dividend not being franked to that extent, which may include an increase of the dividend by an amount equal to the additional amount of franking credit which would have been imputed to the holder of the share under the Tax Act if the dividend had been franked in accordance with the Issue Resolution.

4.                               Dividend entitlement

The holder of a preference share is entitled to be paid on each Dividend Date, in priority to any payment of dividend on any other class of shares over which the relevant Issue Resolution or rights conferred under rule 18.2(b) give it priority, a preferential dividend of the Dividend Amount for the Dividend Period ending on the day before that Dividend Date. The dividend entitlement is cumulative if the Issue Resolution states that it is cumulative and otherwise is non-cumulative.

5.                               Priority on winding up

The holder of a preference share is entitled, on a winding up, to payment in cash of:

the amount then paid up on the share; and

(k)                       if the Issue Resolution states that dividends are cumulative, any arrears of dividend,

in priority to any payment to the holders of ordinary shares and any other class of preference share over which the relevant Issue Resolution or rights conferred under rule 18.2(b) give it priority, but has no right to participate in surplus assets and profits of the Company.

6.                                  Voting

The holder of a preference share has no right to vote at any meeting of members except:

if the Issue Resolution states that dividends are cumulative, during a period during which a dividend on the share is in arrears;

(l)                           if approval of preference shareholders is required under Part 2J.1:

(i)                                on a proposal to reduce the Company’s share capital; or

(ii)                             on a resolution to approve the terms of a buy-back agreement, on that proposal or resolution; or

(m)                   on a proposal that affects rights attached to the share.

7.                                  Notices and financial reports

The Company must give the holder of a preference share notice of each meeting of members in accordance with rule 12 and send the holder financial reports in accordance with rule 17.2.

8.                                  Redemption of redeemable preference shares

Subject to the Act, the Company must redeem a redeemable preference share on the Redemption Date by paying the Redemption Amount to the holder in cash, by cheque or in any other form that the holder agrees to in writing. If the Company sends the holder of a redeemable preference share a cheque for the Redemption Amount, the share is redeemed on the date on which rule 25.1(b) would treat the cheque as being received by the holder, whether or not the holder has presented the cheque. If the holder of a redeemable preference share does not present a cheque for the Redemption Amount within a reasonable period after it is sent, the Company must deal with the Redemption Amount in accordance with the law relating to unclaimed money in the Company’s jurisdiction of registration.

9.                                  Equal ranking issues

Subject to the terms of issue of any particular class of preference share, the issue of further preference shares that rank equally with any issued preference shares is not taken to affect the rights of the holders of the existing preference share whether or not the Dividend Rate for the new preference share is the same as or different from that applicable to that preference share.

Weatherford Australia Pty Limited (ACN 008 947 395) (the “Company”) Written resolutions of Members dated 4th May 2016

In accordance with section 249A of the Corporations Act 2001 (Cth), we, the undersigned, being the members of the Company entitled to vote on the resolution, state that we are in favour of the resolution set out in paragraph 2 below.

1.                                 Amendment to Constitution

In order for Weatherford International plc, an Irish public limited company (the ultimate holding company of the Company) to secure one or more new credit facilities and/or amend and extend the Existing Revolving Credit Facility with certain financial institutions (“Lenders”) and JPMorgan Chase Bank, NA., as administrative agent, the members of the Company have provided in favour of the Lenders, security over its shares of the Company. The Lenders require various amendments to the Constitution of the Company to be made to remove potential limitations on its ability to register a transfer of shares in the Company on enforcement of the rights of the Lenders under their security.

2.                                 Resolution by the Members

RESOLVED, as a special resolution, that the following new clause be inserted in the Constitution of the Company after clause 22.3:

22.4                                                              Notwithstanding any other provision of this document, where a member of the company has granted over all or any of its shares in the company a mortgage, charge, lien, pledge or other security for the payment of a monetary obligation or the observance of any other obligation (a Security Interest) the directors and/or the Company may not decline to register or suspend a transfer of shares left for registration where the transfer is:

(a)                            in favour of a person entitled to the benefit of any Security Interest or a person acting as any receiver, receiver and manager, trustee, nominee, agent or attorney of that person (each a Mortgagee); or

(b)                            by or on behalf of a Mortgagee to any third party upon disposal or realisation of any share or shares following the Mortgagee becoming entitled to exercise or enforce its right under any such Security Interest.

The directors and/or the Company may rely on the certificate of that person that the shares were so secured and/or that the Security Interest has become enforceable as conclusive evidence of that fact.”

3.                                 Necessary and Incidental Actions

RESOLVED, that any Director or Secretary of the Company is authorised to make all necessary and appropriate entries in the books and registers of the Company and to notify the Australian Securities and Investments Commission in relation to the resolutions above.

1

Confirmed

Signed for and on behalf

of WEATHERFORD DEUTSCHE

HOLDING (CANADA) ULC

by its duly authorised representative

in the presence of:

Signature of witness	Signature of authorised representative

Name of witness (please print)	Name of authorised representative
(please print)

Signed for and on behalf

of WEATHERFORD/LAMB INC

by its duly authorised representative

in the presence of:

/s/ Centuryica Jefferson	/s/ Charity R. Kohl
Signature of witness	Signature of authorised representative

Centuryica Jefferson	Charity R. Kohl
Name of witness (please print)	Name. of authorised representative
(please print)

2

Confirmed

Signed for and on behalf

of WEATHERFORD DEUTSCHE

HOLDING (CANADA) ULC

by its duly authorised representative

in the presence of:

/s/ Tamiza Mawani	/s/ Pamela M. Webb
Signature of witness	Signature of authorised representative

Tamiza Mawani	Pamela M. Webb
Name of witness (please print)	Name of authorised representative
(please print)

Signed for and on behalf

of WEATHERFORD/LAMB INC

by its duly authorised representative

in the presence of:

Signature of witness	Signature of authorised representative

Name of witness (please print)	Name. of authorised representative
(please print)

2